Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 23, 2000, accompanying the consolidated financial statements of Envirosource, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration
Statements of Envirosource, Inc. and Subsidiaries on Form S-8 Registration Statement Numbers 33-34566, 33-26633, 33-1549, 33-13728, 33-46925, and 33-53019.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 27, 2000